EXHIBIT 99.03
INTUIT INC.
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
The following unaudited pro forma combined condensed balance sheet at October 31, 2006 and unaudited pro forma combined condensed statements of operations for the twelve months ended July 31, 2006 and the three months ended October 31, 2006 are based on the historical financial statements of Intuit Inc. (“Intuit”) and Digital Insight Corporation (“Digital Insight”) after giving effect to Intuit’s acquisition of Digital Insight (the “Acquisition”) using the purchase method of accounting and Intuit’s borrowing of $1.0 billion under an unsecured bridge credit facility (the “Borrowings”).
The unaudited pro forma combined condensed balance sheet at October 31, 2006 is presented as if the Acquisition and the Borrowings occurred on October 31, 2006. The unaudited pro forma combined condensed statements of operations are presented as if the Acquisition and the Borrowings had taken place on August 1, 2005. For additional information, please see the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements (“pro forma financial statements”).
Intuit and Digital Insight had different fiscal year ends. Intuit’s fiscal year end is July 31 while Digital Insight’s fiscal year end was December 31. Accordingly, the unaudited pro forma combined condensed balance sheet combines Intuit’s historical consolidated balance sheet at October 31, 2006 with Digital Insight’s historical consolidated balance sheet at September 30, 2006. The unaudited pro forma combined condensed statement of operations for the twelve months ended July 31, 2006 combines Intuit’s historical consolidated statement of operations for the twelve months then ended with Digital Insight’s historical consolidated statement of operations for the twelve months ended June 30, 2006. The unaudited pro forma combined condensed statement of operations for the three months ended October 31, 2006 combines Intuit’s historical consolidated statement of operations for the three months then ended with Digital Insight’s historical consolidated statement of operations for the three months ended September 30, 2006.
The Acquisition has been accounted for using the purchase method of accounting. Under the purchase method of accounting, the total purchase price presented in the accompanying pro forma financial statements was allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed was recognized as goodwill.
The pro forma financial statements have been prepared for illustrative purposes only and are not necessarily indicative of our consolidated financial position or results of operations in future periods or the results that actually would have been realized had Intuit and Digital Insight been a combined company during the respective periods presented and had the Borrowings been completed at the specified times. The purchase price allocation and valuation of intangible assets in these financial statements are preliminary and could differ significantly from the final purchase price allocation. The pro forma financial statements, including the notes thereto, should be read in conjunction with Intuit’s historical consolidated financial statements included in its Annual Report on Form 10-K for the twelve months ended July 31, 2006 filed on September 15, 2006 and in its Quarterly Report on Form 10-Q for the three months ended October 31, 2006 filed on December 1, 2006, as well as Digital Insight’s historical consolidated financial statements included in its Form 10-K for the twelve months ended December 31, 2005 filed on March 16, 2006 and in its Form 10-Q for the three and nine months ended September 30, 2006 filed on November 9, 2006.

INTUIT INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
At October 31, 2006
(In thousands)

	Historical		Pro Forma
		Digital Insight
	Intuit	Reclassified	Adjustments		Combined
		(Note 6)	(Note 5)
ASSETS
Current assets:
Cash and cash equivalents	$166,074	$40,556	$—		$206,630
Investments	893,087	49,410	(319,081)	(a)	623,416
Accounts receivable, net	95,499	35,162	(398)	(b)	130,263
Income taxes receivable	103,880	(2,940)	—		100,940
Deferred income taxes	51,114	8,935	4,167	(c)	64,216
Prepaid expenses and other current assets	72,012	5,987	(2,330)	(d)	75,669

Current assets before funds held for payroll customers	1,381,666	137,110	(317,642)		1,201,134
Funds held for payroll customers	436,212	—	—		436,212

Total current assets	1,817,878	137,110	(317,642)		1,637,346

Property and equipment, net	201,700	32,011	(8,468)	(e)	225,243
Goodwill, net	555,506	102,408	909,006	(f)	1,566,920
Purchased intangible assets, net	63,010	6,457	287,043	(g)	356,510
Long-term deferred income taxes	142,194	24,319	(113,970)	(c)	52,543
Loans to executive officers and other employees	8,865	—	—		8,865
Other assets	46,006	15,310	(10,757)	(h)	50,559

Total assets	$2,835,159	$317,615	$745,212		$3,897,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$—	$—	$1,000,000	(i)	$1,000,000
Accounts payable	97,854	10,731	(398)	(b)	108,187
Accrued compensation and related liabilities	90,792	7,403	—		98,195
Deferred revenue	276,647	16,817	(11,180)	(j)	282,284
Income taxes payable	17,992	1,274	—		19,266
Other current liabilities	101,476	12,046	11,350	(k)	124,872

Current liabilities before payroll customer fund deposits	584,761	48,271	999,772		1,632,804
Payroll customer fund deposits	436,212	—	—		436,212

Total current liabilities	1,020,973	48,271	999,772		2,069,016

Deferred revenue	—	10,760	(10,760)	(j)	—
Other long-term obligations	14,948	1,025	—		15,973

Total liabilities	1,035,921	60,056	989,012		2,084,989

Commitments and contingencies
Minority interest	814	—	—		814
Stockholders’ equity	1,798,424	257,559	(243,800)	(l)	1,812,183

Total liabilities and stockholders’ equity	$2,835,159	$317,615	$745,212		$3,897,986

See accompanying notes.

INTUIT INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the Twelve Months Ended July 31, 2006
(In thousands, except per share amounts)

	Historical		Pro Forma
		Digital Insight
	Intuit	Reclassified	Adjustments		Combined
		(Note 6)	(Note 5)
Net revenue:
Product	$1,351,636	$2,372	$—		$1,354,008
Service and other	990,667	227,040	(1,673)	(b)	1,216,034

Total net revenue	2,342,303	229,412	(1,673)		2,570,042

Costs and expenses:
Cost of revenue:
Cost of product revenue	176,188	—	—		176,188
Cost of service and other revenue	250,001	97,811	(4,114)	(m)	343,698
Amortization of purchased intangible assets	9,902	—	45,200	(n)	55,102
Selling and marketing	664,056	41,676	(1,147)	(o)	704,585
Research and development	398,983	21,170	(428)	(p)	419,725
General and administrative	270,292	21,345	(245)	(q)	291,392
Acquisition-related charges	13,337	5,768	26,945	(r)	46,050

Total costs and expenses	1,782,759	187,770	66,211		2,036,740

Operating income from continuing operations	559,544	41,642	(67,884)		533,302
Interest expense	—	—	(57,700)	(s)	(57,700)
Interest and other income	43,038	4,190	(10,019)	(t)	37,209
Gains on marketable equity securities and other investments, net	7,629	—	—		7,629

Income from continuing operations before income taxes	610,211	45,832	(135,603)		520,440
Income tax provision	232,090	18,859	(50,476)	(u)	200,473
Minority interest, net of tax	691	—	—		691

Net income from continuing operations	$377,430	$26,973	$(85,127)		$319,276

Basic net income per share from continuing operations	$1.09	$0.79			$0.92

Shares used in basic per share amounts	347,854	34,336			347,854

Diluted net income per share from continuing operations	$1.05	$0.76			$0.89

Shares used in diluted per share amounts	360,471	35,537	250	(v)	360,721

See accompanying notes.

INTUIT INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the Three Months Ended October 31, 2006
(In thousands, except per share amounts)

	Historical		Pro Forma
		Digital Insight
	Intuit	Reclassified	Adjustments		Combined
		(Note 6)	(Note 5)
Net revenue:
Product	$212,420	$219	$—		$212,639
Service and other	149,651	61,724	(398)	(b)	210,977

Total net revenue	362,071	61,943	(398)		423,616

Costs and expenses:
Cost of revenue:
Cost of product revenue	37,343	—	—		37,343
Cost of service and other revenue	68,372	26,858	(1,370)	(m)	93,860
Amortization of purchased intangible assets	2,308	—	11,300	(n)	13,608
Selling and marketing	155,098	11,457	(1,476)	(o)	165,079
Research and development	120,214	6,604	(596)	(p)	126,222
General and administrative	77,388	5,866	(290)	(q)	82,964
Acquisition-related charges	2,842	897	7,281	(r)	11,020
Goodwill impairment	—	31,982	(31,982)	(w)	—

Total costs and expenses	463,565	83,664	(17,133)		530,096

Operating loss	(101,494)	(21,721)	16,735		(106,480)
Interest expense	—	—	(14,425)	(s)	(14,425)
Interest and other income	10,290	1,035	(3,039)	(t)	8,286
Gains on marketable equity securities and other investments, net	1,221	—	—		1,221

Loss from operations before income taxes	(89,983)	(20,686)	(729)		(111,398)
Income tax provision (benefit)	(31,268)	4,361	(11,873)	(u)	(38,780)
Minority interest, net of tax	215	—	—		215

Net loss	$(58,930)	$(25,047)	$11,144		$(72,833)

Basic and diluted net loss per share	$(0.17)	$(0.76)			$(0.21)

Shares used in basic and diluted per share amounts	346,214	32,985			346,214

See accompanying notes.

INTUIT INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(Unaudited)
1. Basis of Pro Forma Presentation
Intuit acquired Digital Insight on February 6, 2007 pursuant to a definitive merger agreement dated November 29, 2006 (“the Merger Agreement”). Digital Insight is a provider of outsourced online banking applications and services to banks, credit unions and savings and loan associations, and will be part of a separate reportable segment beginning in Intuit’s quarter that ends on April 30, 2007.
Pursuant to the terms of the Merger Agreement, Intuit paid a cash amount of $39.00 per share for each outstanding share of Digital Insight common stock and assumed options to purchase Digital Insight common stock, which were converted as of the acquisition date into options to purchase approximately 1.5 million shares of Intuit common stock, for a total purchase price of approximately $1.3 billion.
The unaudited pro forma combined condensed balance sheet at October 31, 2006 and the unaudited pro forma combined condensed statements of operations for the twelve months ended July 31, 2006 and for the three months ended October 31, 2006 are based on the historical financial statements of Intuit and Digital Insight after giving effect to Intuit’s acquisition of Digital Insight, Intuit’s borrowing of $1.0 billion (see Note 3) and the assumptions and adjustments described in these notes. We have eliminated all significant balances and transactions between Intuit and Digital Insight in these pro forma financial statements. See Note 5.
The unaudited pro forma combined condensed balance sheet at October 31, 2006 is presented as if the Acquisition and the Borrowings occurred on October 31, 2006. The unaudited pro forma combined condensed statements of operations are presented as if the Acquisition and the Borrowings had taken place on August 1, 2005.
Intuit and Digital Insight had different fiscal year ends. Intuit’s fiscal year end is July 31 while Digital Insight’s fiscal year end was December 31. Accordingly, the unaudited pro forma combined condensed balance sheet combines Intuit’s historical consolidated balance sheet at October 31, 2006 with Digital Insight’s historical consolidated balance sheet at September 30, 2006. The unaudited pro forma combined condensed statement of operations for the twelve months ended July 31, 2006 combines Intuit’s historical consolidated statement of operations for the twelve months then ended with Digital Insight’s historical consolidated statement of operations for the twelve months ended June 30, 2006. The unaudited pro forma combined condensed statement of operations for the three months ended October 31, 2006 combines Intuit’s historical consolidated statement of operations for the three months then ended with Digital Insight’s historical consolidated statement of operations for the three months ended September 30, 2006.
Certain reclassification adjustments have been made in the presentation of Digital Insight’s historical amounts to conform to Intuit’s presentation. See Note 6. No pro forma adjustments were made to conform Digital Insight’s accounting policies to Intuit’s accounting policies as the impact of policy differences on the unaudited pro forma combined condensed financial statements was not material.
2. Preliminary Purchase Price Allocation
The total purchase price of the Acquisition was as follows:

(In thousands)	Amount
Cash	$1,319,081
Fair value of assumed vested stock options	13,759
Acquisition-related transaction costs	11,350

Total purchase price	$1,344,190

The fair value of the assumed options was determined using a lattice-binomial model. The use of the lattice-binomial model and the method of determining the variables used in that model was consistent with Intuit’s valuation of stock options in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R),

“Share-Based Payment,” as described in Intuit’s Annual Report on Form 10-K for the fiscal year ended July 31, 2006 and subsequent Quarterly Reports on Form 10-Q.
The acquisition-related transaction costs consist of costs related to the close of the transaction, including legal, accounting, and investment banking fees.
Under the purchase method of accounting, the total purchase price as shown in the table above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated using the information currently available, and we may adjust the preliminary purchase price allocation after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates. The purchase price allocation may not be finalized until fiscal 2008.
The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The preliminary allocation of the purchase price is as follows:

(In thousands)	Amount
Net tangible assets	$115,825
Identifiable intangible assets	293,500
Net deferred tax liabilities	(76,549)
Goodwill	1,011,414

Total purchase price	$1,344,190

Net tangible assets were approximately $116 million. The values of accumulated implementation costs, property and equipment and deferred revenue were based on fair values. All other tangible assets acquired and liabilities assumed were valued at their respective carrying amounts, which approximated fair value. See further discussion of these purchase accounting adjustments in Note 5.
Intangible assets of approximately $294 million consisted of customer relationships (including existing contractual relationships), developed technology, trade names and non-compete agreements. The customer relationships intangible assets of approximately $139 million relate to Digital Insight’s ability to sell existing, in process and future versions of its products to its existing customers. The fair value of intangible assets was based on a financial valuation forecast using income approaches. A rate of approximately 13% was used to discount net cash flows to their present value. The discount rate used was equal to the estimated rate of return for the Acquisition. The following table presents the details of the identifiable intangible assets acquired.

	Estimated
	Useful Life
(Dollars in thousands)	(in Years)	Amount
Customer relationships	5	$139,400
Developed technology	3	135,600
Trade name	5	10,000
Non-compete agreements	3	8,500

Total		$293,500

Net deferred tax liabilities of approximately $77 million include tax effects of fair value adjustments primarily related to amortizable intangible assets.
Goodwill of approximately $1.0 billion represents the excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed from Digital Insight. We review goodwill for impairment at least annually in our fourth fiscal quarter, or more frequently if an event occurs indicating the potential for impairment.

3. Borrowings
In connection with the Acquisition, on January 31, 2007 Intuit entered into a $1.0 billion unsecured bridge credit facility with two institutional lenders that expires on February 5, 2008. At our election, advances under this bridge facility accrue interest at rates that are equal to Citibank’s base rate plus 0.05% or the London InterBank Offered Rate (“LIBOR”) plus 0.45%. The instruments governing the bridge credit facility include covenants that require us to maintain a ratio of total debt to annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of not greater than three to one and a ratio of annual EBITDA to interest payable of not less than three-to-one. Intuit is in compliance with these covenants at the date of this report. On February 6, 2007 Intuit borrowed the entire $1.0 billion available under the bridge credit facility to pay a portion of the purchase price of the Acquisition. Subject to market conditions, Intuit intends to refinance the bridge credit facility with longer-term non-convertible debt.
For purposes of these pro forma combined condensed financial statements, pro forma interest expense was calculated using the bridge credit facility interest rate in effect at February 6, 2007. At this date, the interest rate was 5.77%.
4. Restructuring Costs Related to Post-Merger Activities
As a result of the Acquisition, Intuit expects to incur restructuring costs during the year commencing with the closing of the Acquisition. In accordance with Emerging Issues Task Force Issue No 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination,” these costs will be recognized as assumed liabilities with a resulting increase in goodwill. The restructuring costs will primarily consist of severance and relocation payments associated with Digital Insight employees and costs to vacate certain Digital Insight facilities that existed prior to the closing of the Acquisition. Intuit may also incur costs associated with canceling or reducing Digital Insight’s existing purchase commitments for materials, equipment and services. These charges and related impact are not reflected in these pro forma financial statements since management, with approval from Intuit’s Board of Directors, is continuing to assess and formulate the restructuring plan and the timing and financial impact cannot yet be fully determined.
5. Pro Forma Adjustments
The accompanying unaudited pro forma combined condensed financial statements have been prepared as if the Acquisition had been completed on October 31, 2006 for balance sheet purposes and on August 1, 2005 for statement of operations purposes and reflect the following pro forma adjustments:
(a) To adjust investments as follows:

(In thousands)	Amount
Net proceeds from the Borrowings	$1,000,000
Cash paid for shares of Digital Insight common stock	(1,319,081)

Total	$(319,081)

(b) To eliminate transactions and balances between Intuit and Digital Insight.
(c) To record the deferred tax effects of differences between book and tax bases at the combined federal and state (net of the federal deduction benefit) statutory rate of 40%, to record certain deferred tax assets generated as a result of change in control related equity awards, and to reclassify certain deferred tax assets that Intuit expects to utilize as a result of the Acquisition. The deferred tax effects of differences between book and tax bases relate primarily to amortizable intangible assets.
(d) To eliminate short-term accumulated implementation costs. These deferred implementation costs were being recognized ratably over the estimated term of Digital Insight’s customer relationships. The deferred revenue related to these accumulated costs was also eliminated as they were deemed to have no future value.

(e) To record the difference between the fair value and historical carrying value of Digital Insight’s property and equipment.
(f) To eliminate Digital Insight’s historical goodwill and record the goodwill resulting from the Acquisition as follows:

(In thousands)	Amount
Goodwill resulting from the Acquisition	$1,011,414
Less: Digital Insight’s historical goodwill, net	(102,408)

Total	$909,006

(g) To eliminate Digital Insight’s historical intangible assets and record the fair value of intangible assets acquired as follows:

(In thousands)	Amount
Fair value of acquired intangible assets	$293,500
Less: Digital Insight’s historical intangible assets, net	(6,457)

Total	$287,043

(h) To adjust other assets as follows:

(In thousands)	Amount
Elimination of long-term accumulated implementation costs, see Note d above	$(5,468)
Elimination of prepaid transaction costs under contractual obligations not expected to be utilized	(5,289)

Total	$(10,757)

(i) To record Intuit’s borrowing of $1.0 billion under an unsecured bridge credit facility. See Note 3.
(j) To adjust Digital Insight’s deferred revenue to fair value, representing the legal performance obligations under Digital Insight’s existing contracts. The fair value of deferred revenue is equal to the direct cost of fulfilling these obligations plus a reasonable profit.
(k) To adjust other accrued liabilities for acquisition-related transaction costs.
(l) To adjust stockholders’ equity as follows:

(In thousands)	Amount
Eliminate Digital Insight’s historical stockholders’ equity	$(257,559)
Fair value of Digital Insight’s vested stock options assumed	13,759

Total	$(243,800)

(m) To adjust cost of revenue as follows:

	Twelve	Three
	Months Ended	Months Ended
(In thousands)	July 31, 2006	October 31, 2006
Eliminate Digital Insight’s historical share-based compensation expense	$(859)	$(582)
Share-based compensation expense for unvested options assumed	306	80
Compensation expense for cash payments to be made for restricted stock	229	59
Reduction of depreciation expense as a result of the adjustment of property and equipment to fair value, using straight-line method with estimated lives of 3 to 5 years	(2,117)	(529)
Eliminate intercompany transactions	(1,673)	(398)

Total	$(4,114)	$(1,370)

(n) To record amortization of the developed technology intangible assets.
(o) To adjust selling and marketing expenses as follows:

	Twelve	Three
	Months Ended	Months Ended
(In thousands)	July 31, 2006	October 31, 2006
Eliminate Digital Insight’s historical share-based compensation expense	$(3,041)	$(1,942)
Share-based compensation expense for unvested options assumed	1,082	266
Compensation expense for cash payments to be made for restricted stock	812	200

Total	$(1,147)	$(1,476)

(p) To adjust research and development expenses as follows:

	Twelve	Three
	Months Ended	Months Ended
(In thousands)	July 31, 2006	October 31, 2006
Eliminate Digital Insight’s historical share-based compensation expense	$(1,136)	$(784)
Share-based compensation expense for unvested options assumed	405	107
Compensation expense for cash payments to be made for restricted stock	303	81

Total	$(428)	$(596)

(q) To adjust general and administrative expenses as follows:

	Twelve	Three
	Months Ended	Months Ended
(In thousands)	July 31, 2006	October 31, 2006
Eliminate Digital Insight’s historical share-based compensation expense	$(650)	$(382)
Share-based compensation expense for unvested options assumed	231	53
Compensation expense for cash payments to be made for restricted stock	174	39

Total	$(245)	$(290)

(r) To record amortization of the acquired intangible assets and to eliminate the historical amortization from Digital Insight as follows:

	Twelve	Three
	Months Ended	Months Ended
(In thousands)	July 31, 2006	October 31, 2006
Eliminate Digital Insight’s historical amortization of intangible assets	$(5,768)	$(897)
Amortization of purchased intangible assets, using straight-line method with estimated lives of 3 to 5 years	32,713	8,178

Total	$26,945	$7,281

(s) To record interest expense associated with the Borrowings. See Note 3 for further discussion of the assumptions used to calculate the pro forma interest expense adjustment.
(t) To adjust interest income by applying the average rate of return for the respective periods to the assumed net decrease in Intuit’s investments balance of approximately $319 million used to fund a portion of the Acquisition.
(u) To adjust the tax provision to reflect the effect of the pro forma adjustments at the combined federal and state (net of the federal deduction benefit) statutory tax rate of 40%, including giving effect to the consequences of adjustments that relate to nontaxable income or nondeductible expense. Digital Insight had no tax basis in the impaired goodwill; therefore, the pro forma reversal of that expense had no related tax effect.
(v) We include stock options with combined exercise prices and unrecognized compensation expense that are less than the average market price for our common stock in the calculation of diluted net income per share using the treasury stock method. Under the treasury stock method, the amount that must be paid to exercise stock options, the amount of compensation expense for future service that we have not yet recognized, and the amount of tax benefits that will be recorded in additional paid-in capital when the award becomes deductible are assumed to be used to repurchase shares. The pro forma diluted shares used in the calculation of pro forma diluted net income per share increased by approximately 250,000 shares compared with historical diluted shares for the twelve months ended July 31, 2006 as a result of Intuit’s assumption of Digital Insight stock options.
(w) As a result of the Acquisition, the value of Digital Insight’s goodwill is adjusted to fair value as of the beginning of the periods presented. Consequently, this adjustment is to eliminate the impairment expense related to the historical goodwill.
6. Reclassifications (in thousands)
The following reclassifications have been made in the presentation of Digital Insight’s historical financial statements to conform to Intuit’s presentation.

DIGITAL INSIGHT CORPORATION
CONDENSED BALANCE SHEET
At September 30, 2006
(In thousands)

	Historical
	Digital Insight				Digital Insight
	As Reported		Reclassifications		Reclassified
ASSETS
Current assets:
Cash and cash equivalents	$40,556		$—		$40,556
Short-term investments	49,410		—		49,410
Accounts receivable, net	35,162		—		35,162
Accumulated implementation costs	2,330		(2,330)	(b)	—
Income taxes receivable	—		(2,940)	(c)	(2,940)
Deferred tax asset, net	8,935		—		8,935
Prepaid and other current assets	4,892	(a)	1,095	(b),(d)	5,987

Total current assets	141,285		(4,175)		137,110

Property and equipment, net	32,011		—		32,011
Goodwill	102,408		—		102,408
Intangible assets, net	6,457		—		6,457
Accumulated implementation costs	5,468		(5,468)	(e)	—
Long-term investments	3,949		(3,949)	(f)	—
Deferred tax asset, net	24,319		—		24,319
Other assets	5,893		9,417	(e),(f)	15,310

Total assets	$321,790		$(4,175)		$317,615

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,731		$—		$10,731
Accrued compensation and related benefits	7,403		—		7,403
Customer deposits and deferred revenue	16,817		—		16,817
Income taxes payable	—		1,274	(c),(d),(g)	1,274
Accrued expenses and other liabilities	11,737		309	(h)	12,046
Current portion of capital lease obligation	309		(309)	(h)	—
Tax contingency reserve	5,449		(5,449)	(g)	—

Total current liabilities	52,446		(4,175)		48,271

Customer deposits and deferred revenue	10,760		—		10,760
Capital lease obligations	1,025		(1,025)	(i)	—
Other long-term obligations	—		1,025	(i)	1,025

Total liabilities	64,231		(4,175)		60,056

Commitments and contingencies

Stockholders’ equity	257,559		—		257,559

Total liabilities and stockholders’ equity	$321,790		$(4,175)		$317,615

(a)	Includes income taxes receivable of $1,235.

(b)	Short-term accumulated implementation costs of $2,330 were reclassified to prepaid and other current assets.

(c)	Federal income taxes payable of $2,940 were reclassified to income taxes receivable to offset Intuit federal income taxes receivable.

(d)	Income taxes receivable of $1,235 were reclassified to income taxes payable.

(e)	Long-term accumulated implementation costs of $5,468 were reclassified to other assets.

(f)	Long-term investments of $3,949 were reclassified to other assets.

(g)	Tax contingency reserve of $5,449 was reclassified to income taxes payable.

(h)	Current capital lease obligations of $309 were reclassified to accrued expenses and other liabilities.

(i)	Capital lease obligations of $1,025 were reclassified to other long-term obligations.

DIGITAL INSIGHT CORPORATION
CONDENSED STATEMENT OF OPERATIONS
For the Twelve Months Ended June 30, 2006
(In thousands)

	Historical
	Digital Insight As				Digital Insight
	Reported		Reclassifications		Reclassified
Product revenue	$—		$2,372	(m)	$2,372
Service and other revenue	—		227,040	(m)	227,040
Total revenues	229,412	(j)	(229,412)	(m)	—
Cost of revenues	97,811		—		97,811

Gross profit	131,601		—		131,601

Operating expenses:
Selling and marketing	—		41,676	(n), (p)	41,676
Sales, general and administrative	54,801	(k)	(54,801)	(n), (o)	—
Research and development	27,365	(l)	(6,195)	(p)	21,170
General and administrative	—		21,345	(o),(q)	21,345
Amortization of intangible assets	5,768		—		5,768
Restructuring charge	2,025		(2,025)	(q)	—

Total operating expenses	89,959		—		89,959

Income from operations	41,642		—		41,642
Interest and other income, net	4,190		—		4,190

Income before provision for income taxes	45,832		—		45,832
Provision for income taxes	18,859		—		18,859

Net income	$26,973		$—		$26,973

(j)	Includes product revenue of $2,372 and service and other revenue of $227,040.

(k)	Includes sales and marketing expenses of $30,180, expenses for the office of the CEO of $5,301 and general and administrative expenses of $19,320.

(l)	Includes product management expenses of $6,195.

(m)	Total revenue of $229,412 was reclassified to product revenue and service and other revenue to conform to Intuit’s presentation.

(n)	Sales and marketing expenses of $30,180 and expenses for the office of the CEO of $5,301 were reclassified from sales, general and administrative expenses to selling and marketing expenses to conform to Intuit’s presentation.

(o)	General and administrative expenses of $19,320 were reclassified from sales, general and administrative expenses to general and administrative expenses to conform to Intuit’s presentation.

(p)	Product management expenses of $6,195 were reclassified from research and development expenses to selling and marketing expenses to conform to Intuit’s presentation.

(q)	Restructuring charge of $2,025 was reclassified to general and administrative expenses.

DIGITAL INSIGHT CORPORATION
CONDENSED STATEMENT OF OPERATIONS
For the Three Months Ended September 30, 2006
(In thousands)

	Historical
	Digital Insight				Digital Insight
	As Reported		Reclassifications		Reclassified
Product revenue	$—		$219	(u)	$219
Service and other revenue	—		61,724	(u)	61,724
Total revenues	61,943	(r)	(61,943)	(u)	—
Cost of revenues	26,858		—		26,858

Gross profit	35,085		—		35,085

Operating expenses:
Selling and marketing	—		11,457	(v), (x)	11,457
Sales, general and administrative	15,700	(s)	(15,700)	(v), (w)	—
Research and development	8,408	(t)	(1,804)	(x)	6,604
General and administrative	—		5,866	(w), (y)	5,866
Amortization of intangible assets	897		—		897
Goodwill impairment	31,982		—		31,982
Restructuring charge	(181)		181	(y)	—

Total operating expenses	56,806		—		56,806

Loss from operations	(21,721)		—		(21,721)
Interest and other income, net	1,035		—		1,035

Loss before provision for income taxes	(20,686)		—		(20,686)
Provision for income taxes	4,361		—		4,361

Net loss	$(25,047)		$—		$(25,047)

(r)	Includes product revenue of $219 and service and other revenue of $61,724.

(s)	Includes sales and marketing expenses of $7,598, expenses for the office of the CEO of $2,055 and general and administrative expenses of $6,047.

(t)	Includes product management expenses of $1,804.

(u)	Total revenue of $61,943 was reclassified to product revenue and service and other revenue to conform to Intuit’s presentation.

(v)	Sales and marketing expenses of $7,598 and expenses for the office of the CEO of $2,055 were reclassified from sales, general and administrative expenses to selling and marketing expenses to conform to Intuit’s presentation.

(w)	General and administrative expenses of $6,047 were reclassified from sales, general and administrative expenses to general and administrative expenses to conform to Intuit’s presentation.

(x)	Product management expenses of $1,804 were reclassified from research and development expenses to selling and marketing expenses to conform to Intuit’s presentation.

(y)	Restructuring charge of $181 was reclassified to general and administrative expenses.